EXHIBIT 99.1

     [INFINITY LOGO]

           INFINITY
       BROADCASTING
        CORPORATION

40 WEST 57TH STREET
 NEW YORK, NY 10019
       212-314-9200



                INFINITY BROADCASTING CORPORATION
            REPORTS RECORD 1999 THIRD QUARTER RESULTS

                       NET REVENUES UP 16%
                   OPERATING CASH FLOW UP 23%
                    NET FREE CASH FLOW UP 35%
                        NET INCOME UP 66%


     NEW YORK, October 28, 1999 - Infinity Broadcasting
Corporation (NYSE:INF) today announced record operating results for the third quarter of 1999.

RESULTS FOR THE THIRD QUARTER OF 1999

     Net revenues for the third quarter of 1999 were $619 million, as compared to $534 million for the third quarter of 1998, an increase of approximately 16%. The increase was due to strong advertising revenues at the Company's radio stations and TDI, the Company's outdoor advertising business. The Radio segment's net revenues for the third quarter of 1999 were $477 million, as compared to $419 million for the third quarter of 1998, an increase of approximately 14%. The Outdoor segment's net revenues for the third quarter of 1999 were $142 million, as compared to $115 million for the third quarter of 1998, an increase of approximately 23%. On a pro forma basis, assuming the acquisition of American Radio Systems and related divestitures and station exchanges, as well as TDI's acquisition of Alrecon, the outdoor subsidiary of the Dutch national rail company, had occurred on January 1, 1998, consolidated net revenues for the third quarter of 1999 increased by approximately 16%. On a pro forma basis, the Radio segment's net revenues for the third quarter of 1999 increased by approximately 16% and the Outdoor segment's net revenues increased by approximately 17%.

     Operating cash flow (defined as operating income excluding depreciation and amortization) for the third quarter of 1999 was a record $282 million, as compared to $230 million for the third quarter of 1998, an increase of approximately 23%. The increase in operating cash flow was due to record revenue increases at the Company's operating segments. The Radio segment's operating cash flow for the third quarter of 1999 was $245 million, as compared to $201 million for the third quarter of 1998, an increase of approximately 22%. The Outdoor segment's operating cash flow for the third quarter of 1999 was $37 million, as compared to $29 million for the third quarter of 1998, an increase of approximately 26%. On a pro forma basis, consolidated operating cash flow for the third quarter of 1999 increased by approximately 23%, with the pro forma operating cash flow of the Radio and Outdoor segments increasing by approximately 23% and approximately 22%, respectively.

                              (More)

     Operating income for the third quarter of 1999 was $209 million, as compared to $156 million for the third quarter of 1998, an increase of approximately 33%.

     "Infinity continues to benefit from the franchised positions of its radio and outdoor properties in major markets," said Mel Karmazin, Chairman and Chief Executive Officer, Infinity Broadcasting Corporation. "The Company's achievement of record third quarter revenues and operating cash flow was realized from strong organic growth at the Company's existing properties." Mr. Karmazin added that the Company continues to experience strong growth into the fourth quarter.

     Income taxes for the third quarter of 1999 were $98 million, as compared to $74 million for the third quarter of 1998, an increase of $24 million, or approximately 33%. The increase is principally due to higher operating results.

     Net income for the third quarter of 1999 was $111 million, as compared to $67 million for the third quarter of 1998, an increase of $44 million, or approximately 66%.

     Net free cash flow (defined as net income plus depreciation and amortization less all capital expenditures) for the third quarter of 1999 was $175 million, as compared to $130 million for the third quarter of 1998, an increase of $45 million, or approximately 35%. The Company believes that net free cash flow is a more relevant measure of the Company's performance as it reflects all of the Company's costs of operations, including all taxes and capital expenditures.

     During 1999 to date, the Company, pursuant to a $500 million stock buyback authorization, has acquired 17.5 million shares of its common stock at a cost of $479 million or an average market price of $27.39 per share. The entire buyback was funded from the Company's internal cash resources.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

     Net revenues for the nine months ended September 30, 1999 were $1,690 million, as compared to $1,320 million for the nine months ended September 30, 1998, an increase of approximately 28%. The increase was due to strong advertising revenues at the Company's radio stations and TDI, the Company's outdoor advertising business, as well as the inclusion of the results of operations of American Radio Systems stations, which were acquired in June 1998. The Radio segment's net revenues for the nine months ended September 30, 1999 were $1,304 million, as compared to $1,006 million for the nine months ended September 30, 1998, an increase of approximately 30%. The Outdoor segment's net revenues for the nine months ended September 30, 1999 were $386 million, as compared to $314 million for the nine months ended September 30, 1998, an increase of approximately 23%. On a pro forma basis, assuming the acquisition of American Radio Systems and related divestitures and station exchanges, as well as TDI's acquisition of Alrecon, the outdoor subsidiary of the Dutch national rail company, had occurred on January 1, 1998, consolidated net revenues for the nine months ended September 30,

                             (More)

1999 would have increased by approximately 16%. On a pro forma basis, the Radio segment's net revenues for the nine months ended
September 30, 1999 would have increased by approximately 14% and the Outdoor segment's net revenues would have increased by approximately 20%.

     Operating cash flow for the nine months ended September 30, 1999 was $717 million, as compared to $541 million for the nine months ended September 30, 1998, an increase of approximately 32%. The increase in operating cash flow was due to record revenue increases at the Company's operating segments. The Radio segment's operating cash flow for the nine months ended September 30, 1999 was $631 million, as compared to $471 million for the nine months ended September 30, 1998, an increase of approximately 34%. The Outdoor segment's operating cash flow was $86 million for the nine months ended September 30, 1999, as compared to $70 million for the nine months ended September 30, 1998, an increase of approximately 24%. On a pro forma basis, consolidated operating cash flow for the nine months ended September 30, 1999 increased by approximately 23%, with the pro forma operating cash flow of the Radio and Outdoor segments increasing by approximately 23% and approximately 20%, respectively.

     Operating income for the nine months ended September 30, 1999 was $498 million, as compared to $362 million for the nine months ended September 30, 1998, an increase of approximately
37%.

     Income taxes for the nine months ended September 30, 1999 were $237 million, as compared to $176 million for the nine months ended September 30, 1998, an increase of $61 million, or 35%. The increase is principally due to higher operating results.

     Net income for the nine months ended September 30, 1999 was $259 million, as compared to $166 million for the nine months ended September 30, 1998, an improvement of $93 million, or approximately 56%.

     Net free cash flow for the nine months ended September 30, 1999 was $449 million, as compared to $323 million for the nine months ended September 30, 1998, an increase of $126 million, or approximately 39%. The Company believes that net free cash flow is a more relevant measure of the Company's performance as it reflects all of the Company's costs of operations, including capital expenditures and interest costs associated with acquisitions.

     Mr. Karmazin added: "In addition to being the most profitable out-of-home media company, Infinity is positioned to be a growing player in the new media revolution. In that regard, Infinity continues to benefit from new Internet-related advertising on its radio stations and outdoor advertising venues."


                             (More)

     Infinity Broadcasting Corporation operates 163 radio stations, as well as TDI, the Company's outdoor advertising business. Most recently, Infinity announced its intention to acquire Outdoor Systems, Inc., a leading outdoor advertising company in North America. Infinity also manages and holds an equity position in Westwood One, Inc. (NYSE:WON).

     During the second and third quarter of 1999, CBS Corporation closed on a number of strategic investments focused on growing its Internet-based operations. CBS received an equity interest in these Internet companies, in exchange for future advertising and promotional time on CBS's and Infinity's properties. During the fourth quarter of 1999, Infinity expects to enter into a definitive agreement with CBS regarding Infinity's ownership interest in certain CBS Internet investments.

NOTE: CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS AMENDED BY FORM 10-K/A, FOR THE 1998 YEAR AND SUBSEQUENT REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ADDITIONAL INFORMATION CONCERNING SUCH RISKS AND UNCERTAINTIES.

                        *       *       *

Contact:  Gil Schwartz   CBS Corporation 		212/975-2121
          Farid Suleman  Infinity Broadcasting
				 Corporation		212/314-9215